Exhibit 99.1

PRESS RELEASE

For more information contact:	August 4, 2009
Lisa Free
(334) 676-5105

COLONIAL BANCGROUP CLARIFIES INFORMATION ABOUT A SEARCH WARRANT

MONTGOMERY, Ala. – August 4, 2009—(NYSE: CNB) The Colonial BancGroup, Inc. (BancGroup) confirmed that federal agents associated with the Special Inspector General for the Troubled Asset Relief Program executed a search warrant at BancGroup’s Mortgage Warehouse Lending Division located on East Pine Street in Orlando, Florida. Certain press reports have indicated that two Colonial Bank branch locations were the subject of the search warrant. Those reports are incorrect. BancGroup is cooperating with the investigation. Colonial Bank continues to conduct business as usual.

About Colonial

Colonial BancGroup operates 355 branches in Florida, Alabama, Georgia, Nevada and Texas with over $25 billion in assets. The Company’s common stock is traded on the New York Stock Exchange under the symbol CNB and is located online at www.colonialbank.com. In some newspapers, the stock is listed as ColBgp.

This release includes “forward-looking statements” within the meaning of the federal securities laws. Words such as “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “could,” “outlook,” “potential,” “would” and “anticipates,” and the negative of these terms and similar expressions, as they relate to The Colonial BancGroup, Inc. (BancGroup) (including its subsidiaries or its management), are intended to identify forward-looking statements. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such statements.

In addition to factors mentioned elsewhere in this release or previously disclosed in BancGroup’s SEC reports (accessible on the SEC’s website at www.sec.gov or on BancGroup’s website at www.colonialbank.com), the following factors, among others, could cause actual results to differ materially from forward-looking statements and future results could differ materially from historical performance. These factors are not exclusive:

•	continued deterioration in Colonial Bank’s financial condition, including losses in our loan portfolio greater than estimated or expected;

•	failure to close on the pending sale of 21 branch offices of Colonial Bank located in Nevada pursuant to the asset purchase agreement with Global Consumer Acquisition Corporation (GCAC);

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an inability to raise additional capital on terms and conditions that are satisfactory, including the failure to receive final approval and actual funding from the U.S. Treasury Department’s Capital Purchase Program;

•	imposition of regulatory conditions or requirements on either BancGroup or the other parties to the transaction referenced above that could make consummation of such transaction impracticable;

•	failure to comply with the recent regulatory orders and additional regulatory measures that could be imposed independently or as a result of such failures;

•	possible inability of the Company to continue as a going concern;

•	the impact of current economic conditions and the results of our operations on our ability to borrow additional funds to meet our liquidity needs;

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economic conditions affecting real estate values and transactions in BancGroup’s market and/or general economic conditions, either nationally or regionally, that are less favorable or take longer to recover than expected;

•	changes in the interest rate environment which expand or reduce margins or adversely affect critical estimates as applied, projected returns on investments, and fair values of assets;

•	continued or sustained deterioration of market and economic conditions or business performance could increase the likelihood that we would have an additional goodwill impairment charge;

•	deposit attrition, customer loss, or revenue loss in the ordinary course of business;

•	increases in competitive pressure in the banking industry and from non-banks;

•	costs or difficulties related to the integration of the businesses of BancGroup and institutions it acquires are greater than expected;

•	the inability of BancGroup to realize elements of its strategic and operating plans for 2009 and beyond, including a reduction of assets in order to improve capital ratios;

•	the anticipated cost savings and revenue enhancements from the Colonial 1st program may not be achieved in their entirety or accomplished within our expected time frame;

•	natural disasters in BancGroup’s primary market areas which result in prolonged business disruption or materially impair the value of collateral securing loans;

•	management’s assumptions and estimates underlying critical accounting policies prove to be inadequate or materially incorrect or are not borne out by subsequent events;

•	the impact of recent and future federal and state legislative and regulatory changes;

•	current or future litigation, regulatory investigations, proceedings, inquiries or directives;

•	strategies to manage interest rate risk may yield results other than those anticipated;

•	changes which may occur in the regulatory environment;

•	a significant rate of inflation (deflation);

•	unanticipated litigation or claims;

•	changes in the securities markets;

•	acts of terrorism or war; and

•	details of the recently enacted Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009, the Homeowner Affordability and

Stability Plan and various announced and unannounced programs implemented by the U.S. Treasury Department and bank regulators to address capital and liquidity concerns in the banking system are still being finalized and may have a significant effect on the financial services industry and BancGroup.

Many of these factors are beyond BancGroup’s control. The reader is cautioned not to place undue reliance on any forward looking statements made by or on behalf of BancGroup. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. BancGroup does not undertake any obligation to update or revise any forward-looking statements.